UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2011
Date of Report (Date of earliest event reported)

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	_____
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Eighth Avenue, Suite 401 New York, New York 10018	10018
(Address of principal executive offices)	(Zip Code)

(212) 560-5195
Registrant’s telephone number, including area code

545 Eighth Avenue, Suite 401
New York, New York 10018
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report is filed on behalf of Fox Petroleum Inc., a corporation organized under the laws of the State of Nevada (the “Company”). As of the date of this Current Report, the Company is currently engaged in the recycling of plastic compounds, and recycling of petro-cheimcal compounds.  The Company is currently effectively and attentively seeking additional assets and targest in the oil and natural gas industries.

Section 2 -- Financial Information

Section 2.01  Completion of Acquisition or Disposition of Assets

Effective March 4, 2011 the Company has completed its share exchange agreement with 1536692 Ontario Inc. upon receipt of the PCAOB report of the Company per the share purchase agreement between 1536692 Ontario Inc. and Fox Petroleum Inc. dated July 15, 2010.

Ontario Share Exchange Agreement

Effective July 15, 2010, the Board of Directors of the Company authorized the execution of that certain share exchange agreement dated July 15, 2010 (the “Ontario Share Exchange Agreement”) among the Company, 1536692 Ontario Inc., a private corporation duly registered under the laws of the Province of Ontario, Canada (“Ontario”) and the shareholders of Ontario (the “Ontario Shareholders”). In accordance with the terms and provisions of the Ontario Share Exchange Agreement: (i) the Ontario Shareholders tendered all of their shares held of record, which constituted one hundred percent (100%) of the total issued and outstanding shares of Ontario, to the Company; and (ii) the Company issued to the Ontario Shareholders 1,750,000 shares of its restricted common stock. Ontario is the owner of a scrap plastic processing plant with certain equipment, fixtures and improvements and assets located in Hamilton, Ontario, Canada. Ontario is a wholly-owned subsidiary of the Company as a result of the Ontario Share Exchange Agreement.

The owner and shareholder of 15336692 Ontario Inc. Jack Lieberman, is the father of  President William Lieberman.

Section 4. Matters Related to Accountants and Financial Statements

ITEM 4.01  Changes in Registrant's Certifying Accountant

Effective approximately June 15, 2010 BDO CANADA LLP, effectively resigned as the Compay’s independedent auditor due to lack of payment from the Company.

On abouts June 15, 2010  Larry O’Donnell CPA was appointed to be the Company’s Independent Auditor.
On February 28, 2011, the Company was advised by the Staff of the U.S. Securities & Exchange Commission that the Public Company Accounting Oversight Board (“PCAOB”) registration of the Registrant’s former independent accountant, Larry O’Donnell, CPA, P.C. (“O”Donnell”), had been revoked effective December 14, 2010. See http://pcaobus.org/Enforcement/Adjudicated/Documents/Larry_O_Donnell.pdf

The Staff advised us that, because of the license revocation, the Company cannot include any audit report prepared by O’Donnell. in any filings with the Commission. The Staff advised the Company to report this information in Form 8-K, Item 4.01, and we hereby do so.

The report of O’Donnell on the Company’s financial statements for fiscal years ended February 28, 2010 (which included the balance sheet as of February 28, 2010 and the statement of operations, cash flows and stockholders’ equity for the period from inception through February 28, 2010, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.  During the Company’s fiscal year ended February 28, 2010, and during the subsequent period through to the date of O’Donnell’s resignation, there were no disagreements between the Company and O’Donnell, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Moore, would have caused O’Donnell to make reference thereto in its report on the Company’s audited financial statements.

The Company has provided O’Donnell with a copy of this Current Report on Form 8-K and has requested that O’Donnel furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not O’Donnell agrees with the statements made in this Current Report on Form 8-K with respect to O’Donnell and, if not, stating the aspects with which they do not agree.  The Company has not received the requested letter from O’Donnell

We were unaware of the PCAOB matter involving Larry O’Donnell, CPA, P.C. and were unaware until notice by the commission that he had resigined.

The Company is currently identifying a new PCAOB auditor.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;

Effective on March 4, 2011, the Board of Directors of the Company accepted the resignation of James Molloy as the President/Chief Executive Officer and Director, of the Company.   Effective on March 4, 2011, the Board of Directors of the Company accepted the resignation of James Molloy as the President/Chief Executive Officer/and as Director of the Company.

Effective on March 4, 2011, the Board of Directors of the Company accepted the consent of William Lieberman  to act as the President/Chief Executive Officer and a member of the Board of Directors of the Company. Therefore, as of the date of this Current Report, the Company’s Board of Directors is comprised of William Lieberman.  Mr. Molloy will continue to be Secretary and Treasurer of the company.

Biography

James Molloy

Mr. Molloy has spent nearly twenty years in the aviation industry and most recently was the former Vice-President of Aviation and Corporate Safety at Harbour Air Seaplanes in Vancouver, British Columbia  spending nearly seven years in various management capacities with Harbour Air.  In 2008 Mr. Molloy was asked to represent all commercial floatplane interest, in the Vancouver region during the planning for the 2010 Winter Olympic and Paralympic Games.  He advised and worked closely with the Integrated Security Unit to ease the impact on commercial operations and liased with top Canadian and US security operations during the Vancouver Olympics.  Mr. Molloy was elected to the Nav Canada Advisory Council in April 2010 and represents aviation activities for the Province of British Columbia. He is often a guest lecturr at British Columbia Institute of Technoology and has been a director of the British Columbia Aviation Council since April, 2009.  Mr. Molloy previously studied at the Earth and Ocean Science Program at the University of Victoria, Canada.

William Lieberman
Mr. Lieberman is the former President of Trilliant Exploration Corp., a gold mining operation with assets in southern Ecuador and nearly 200 employees in full scale mining production with reserves of nearly 1.2 million oz. He worked closely and was intimately involved in all stages of financing and development of Trilliant Exploration and his efforts resulted in the closing of nearly $3 MM venture capital and private equity investment. Beginning in 2005, Mr. Lieberman served as Vice President of Resource Polymers, Inc of Toronto, Canada. Mr. Lieberman holds a Masters in Business Administration from Hult International Business School, and a Bachelor of Arts in Political Science from the University of Western Ontario. He is fluent in Spanish and has worked in Ecuador, Costa Rica, The Bahamas, Germany, the Czech Republic, Romania and Mexico as a former international journalist.

Section 8 -- Other Events

Item 8.01 Other Events

On February 28, 2011 the Company received a comment letter from the Securities and Exchange Commission regarding a variety of comments on past filings of the issuer.  Current management is currently working the Company’s lawyers to have all comments addressed in a timely and organized manner.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 8, 2011	FOX PETROLEUM INC.

	By:	/s/William Lieberman
	Name:	William Lieberman
	Title:	Director